EXHIBIT  99.4


                             CERTIFICATE PURSUANT TO
                             18 U.S.C. SECTION 1350
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


In connection with the Quarterly Report (the "Report") on the Form 10-QSB of Standard Capital Corporation (the "Company") for the nine months ended May 31, 2005, as filed with the Securities and Exchange Commission on the date hereof, I, B. Gordon Brooke, Chief Accounting Officer, Chief Financial Officer and Director, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

1.    The  Quarterly  Report  fully complies with the requirements of Section 13
(a)  or  15  (d)  of  the  Securities  and Exchange Act of 1934, as amended; and

2. The information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operation of the Company.


Date:  October 25, 2005
                                       /s/  "B.  Gordon  Brooke"
                                       -------------------------
                                          B.  Gordon  Brooke
                                      Chief  Accounting  Officer
                             Chief  Financial  Officer  and  Director